UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 24, 2013

CHINA EDUCATION ALLIANCE, INC.

 (Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	001-34386 (Commission File Number)	56-2012361 (IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China (Address of principal executive offices)	150090 (Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of China Education Alliance, Inc. (the “Company”) was held on December 24, 2013. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

Proposal 1.

The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death.

	FOR	WITHHELD	BROKER NON-VOTES
Xiqun Yu	4,575,385	182,896	3,110,231
Liansheng Zhang	4,557,893	200,388	3,110,231
Xiaohua Gu	4,570,249	188,032	3,110,231

Proposal 2.

The appointment of Albert Wang & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved and ratified by the stockholders and the votes were cast as follows:

FOR	AGAINST	ABSTAIN
7,173,409	689,055	6,048

Proposal 3.

A non-binding, advisory resolution to approve executive compensation, as described in the proxy materials. This proposal was approved.

FOR	AGAINST	ABSTEIN	BROKER NON-VOTES
4,459,528	288,079	10,674	3,110,231

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: December 30, 2013
	By:	/s/ Xiqun Yu
	Name:	Xiqun Yu
	Title:	Chief Executive Officer